UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018

XO Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35217	13-3895178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

195 Broadway, 25th Floor New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 219-8555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

XO Group Inc. (the “Company”) held its Annual Meeting of Stockholders on May 24, 2018.

The stockholders:

☐	Elected Diane Irvine, Barbara Messing and Michael Steib as directors, whose terms expire at the 2021 Annual Meeting of Stockholders, or in each case until the director’s successor is elected and qualified.

☐	Ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the calendar year ending December 31, 2018.

☐	Advised that they approve the compensation of the Company’s named executive officers for the year ended December 31, 2017.

Shares of common stock were voted as follows:

Director Nominee	For	Against	Withheld	Broker Non-Votes
Diane Irvine	20,871,545	—	106,040	2,240,252
Barbara Messing	20,888,097	—	89,488	2,240,252
Michael Steib	20,750,717	—	226,868	2,240,25

Proposal	For	Against	Abstain	Broker Non-Votes
Ratification of Ernst & Young LLP	22,983,560	228,936	5,341	—

Proposal	For	Against	Abstain	Brokerer Non Votes
Advisory Vote on Executive Compensation	20,585,415	380,947	11,223	2,240,252

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO GROUP INC.
(Registrant)

Date: May 25, 2018	By:	/s/ GILLIAN MUNSON
Gillian Munson
Chief Financial Officer and Secretary